UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2010, Giga-tronics Incorporated (the “Company”) granted a Restricted Share Award Agreement to Patrick J. Lawlor, Vice President Finance/Chief Financial Officer and Secretary, for 30,000 shares of Giga-tronics Common Stock.  The restricted stock will vest over a three-year period at a rate of 10,000 shares per year, conditional upon the Company achieving in Fiscal Year 2011 both revenue greater than $23,000,000 and operating profit greater than $2,350,000; in FY 2012 revenue greater than $28,425,000 and operating profit greater than $3,168,000; in FY 2013 revenue greater than $33,437,000 and operating profit greater than $3,820,000; or cumulatively achieving revenue greater than $84,862,000 and operating profit greater than $9,338,000 at any time during the three-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: August 23, 2010
By: /s/ Patrick J. Lawlor
Patrick J. Lawlor
VP Finance, Chief Financial Officer and Secretary